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                                                                       Exhibit 5



                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                             New York, NY 10017-3954





                                 August 9, 2001


Openwave Systems Inc.
1400 Seaport Boulevard
Redwood City, California  94063

Ladies and Gentlemen:

     We have acted as counsel to Openwave Systems Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company to be issued by the Company pursuant to the Openwave Systems Inc. 2001 Stock Compensation Plan (the "Plan").

     We have examined the Registration Statement, a form of the share certificate and the Plan. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

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                                                           Openwave Systems Inc.
                                                           August 9, 2001


     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon the issuance of the Shares in accordance with the terms of the Plan and the payment of the consideration therefor pursuant to the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. Except as stated herein, this opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                  Very truly yours,

                                  /s/ Simpson Thacher & Bartlett

                                  SIMPSON THACHER & BARTLETT